EXHIBIT (99)(C)


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


     AMENDMENT No 2. to that certain Employment Agreement dated as of March 18, 1994 and amended by Amendment dated August 8, 1994 (collectively, the "Agreement") by and between Nantucket Industries, Inc., a Delaware corporation having its principal office at 105 Madison Avenue, New York, NY 10016 (the "Company") and Stephen M. Samberg, residing at 110 Tall Oak Crescent, Syosset, NY 11791-1121 (the "Executive").

     WHEREAS, the Company is contemplating certain capital transactions (the "Transactions") with Nan Investors, L.P., a Delaware limited partnership ("Investors") pursuant to the terms of a Common Stock and Subordinated Convertible Debentures Purchase Agreement (the "Purchase Agreement");

     WHEREAS, certain provisions of the Agreement limit the Company's ability to consummate the Transactions;

     WHEREAS, Executive has an economic interest in the success of the Company and Executive desires that the Company consummate the Transactions;

     WHEREAS, Company and the Executive are both willing to modify the Agreement so that it will not limit the Company's ability to consummate the Transaction.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree:

     1. That Section  II.C.(i)(c)  of the  Agreement be amended by deleting said
Section II.C.(i)(c) in its entirety and substituting the following in place thereof:

         "(c) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) except (i) GUESS?, Inc., Maurice Marciano, Paul Marciano and Armand Marciano and/or any affiliates thereof (collectively the "GUESS? Group"), or (ii) Investors and/or any general or limited partner or any Affiliate (as defined in the Purchase Agreement) thereof (collectively, the "Investors Group") becomes (subsequent to the date of this Agreement) the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;"

     2. That Section  II.C.(i)(d)  of the  Agreement be amended by deleting said
Section II.C.(i)(d) in its entirety and substituting the following in place thereof:



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         "(d) Either the GUESS? Group or the Investors Group becomes (subsequent
     to  the  date  of  this  Agreement)  the  beneficial  owner,   directly  or
     indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities;"

     3.  Except  as  expressly  amended  herein,   the  Agreement  shall  remain
unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed on August 9, 1996.

                                                     NANTUCKET INDUSTRIES, INC.

                                                     By:/s/ Ronald S. Hoffman
                                                        -----------------------
                                                        Ronald S. Hoffman,
                                                        Vice President - Finance


                                                     EXECUTIVE

                                                     /s/ Stephen M. Samberg
                                                     --------------------------
                                                     Stephen M. Samberg


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